Exhibit 99.1

Media Contact:	Investor Contact:
Leslie Moore	Giuseppe Incitti
(650) 846-5025	(650) 846-5637
lmoore@tibco.com	gincitti@tibco.com

TIBCO SOFTWARE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Record Full Year Revenue of $1.1 Billion; Non-GAAP EPS of $1.06

Record Fourth Quarter Revenue of $315 Million; Non-GAAP EPS of $0.42

PALO ALTO, Calif., December 19, 2013 - TIBCO Software Inc. (NASDAQ: TIBX) today announced results for its fourth quarter and fiscal year, which ended on November 30, 2013.

Total revenue for the fourth quarter of fiscal 2013 was $315.5 million and net income was $44.5 million, or $0.27 per diluted share. This compares to total revenue of $296.5 million and net income of $48.8 million, or $0.29 per diluted share, as reported for the fourth quarter of fiscal 2012.

On a non-GAAP basis, net income for the fourth quarter of fiscal 2013 was $70.8 million or $0.42 per diluted share, compared with $70.7 million or $0.42 per diluted share for the fourth quarter of fiscal 2012. Non-GAAP operating income for the fourth quarter of fiscal 2013 was $95.3 million, resulting in a non-GAAP operating margin of 30.2%. This compares to non-GAAP operating income of $98.2 million, or a 33.1% non-GAAP operating margin in the fourth quarter of fiscal 2012. Non-GAAP results exclude amortization of acquired intangible assets, stock-based compensation expense, acquisition related and other expenses, restructuring activities and non-cash interest expense related to convertible debt and assumes non-GAAP effective tax rates of 23% and 24% for the fourth quarters of fiscal 2013 and 2012, respectively.

“We saw strong, accelerating growth in the Americas and a return to growth in Asia this quarter, while closing a record 31 deals over $1 million in license revenue worldwide,” said Vivek Ranadivé, TIBCO Chairman and CEO. “We are building momentum as we enter 2014, and I am very optimistic about our prospects in the year ahead.”

Fourth Quarter Fiscal 2013 Highlights

•	Record total revenue of $315.5 million;

•	Record license revenue of $139.7 million;

•	Non-GAAP operating margin of 30.2%;

•	Non-GAAP EPS of $0.42;

•	Cash flow from operations of $59.6 million;

•	Broad mix of business across major industries including Financial Services, Telecommunications, Energy, Transportation & Logistics, Retail, Life Sciences, and Manufacturing; and

•	TIBCO closed 193 deals over $100k and had 31 deals over $1 million in license revenue.

Full Year Fiscal 2013 Highlights

•	Record total revenue of $1,070.0 million;

•	License revenue of $405.5 million;

•	Non-GAAP operating margin of 23.3%;

•	Non-GAAP EPS of $1.06;

•	Cash flow from operations of $206.0 million; and

•	Repurchased 6 million shares.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss fourth quarter and full year results. The conference call will be hosted by InterCall and may be accessed over the internet at www.tibco.com or via dial-in at 877-293-9114 or 706-679-0841. Please join the conference call 10 minutes early to register. A replay of the conference call will be available until midnight ET on January 19, 2014 at www.tibco.com or via dial-in at 800-585-8367 or 404-537-3406. The pass code for both the call and the replay is 19900317.

About TIBCO

TIBCO Software Inc. (NASDAQ: TIBX) is a global leader in infrastructure and business intelligence software. Whether it’s optimizing inventory, cross-selling products, or averting crisis before it happens, TIBCO uniquely delivers the Two-Second Advantage® – the ability to capture the right information at the right time and act on it preemptively for a competitive advantage. With a broad mix of innovative products and services, TIBCO is the strategic technology partner trusted by businesses around the world. Learn more about TIBCO at www.tibco.com.

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TIBCO, Two-Second Advantage and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for fourth quarter of fiscal year 2013 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding TIBCO’s ability to improve its sales execution, and TIBCO’s ability to build and maintain momentum, are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: risks arising from adverse changes and uncertainty in domestic and global economies, TIBCO’s ability to implement successfully the changes designed to improve performance and drive growth, the impact of competition from alternative business models and new product introductions, TIBCO’s ability to offer differentiated products that capitalize on current technology trends, and the impact of competition from companies that are larger or have greater resources than TIBCO. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2012 and Quarterly Report on Form 10-Q for the quarter ended September 1, 2013. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	November 30, 2013	November 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$662,109	$727,309
Short-term investments	83,842	34,411
Accounts receivable, net	231,194	234,100
Prepaid expenses and other current assets	74,725	61,174

Total current assets	1,051,870	1,056,994
Property and equipment, net	101,050	98,474
Goodwill	582,091	532,290
Acquired intangible assets, net	119,418	123,261
Long-term deferred income tax assets	78,853	64,549
Other assets	72,831	71,340

Total assets	$2,006,113	$1,946,908

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$37,701	$22,809
Accrued liabilities	125,112	133,596
Accrued restructuring costs	5,819	893
Deferred revenue	258,315	263,476
Current portion of long-term debt	—	35,711

Total current liabilities	426,947	456,485
Accrued restructuring costs, less current portion	87	643
Long-term deferred revenue	24,036	25,543
Long-term deferred income tax liabilities	1,334	3,208
Long-term income tax liabilities	55,733	26,263
Other long-term liabilities	4,701	4,015
Convertible debt	540,022	524,466

Total long-term liabilities	625,913	584,138

Total liabilities	1,052,860	1,040,623

Total equity	953,253	906,285

Total liabilities and equity	$2,006,113	$1,946,908

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended		Twelve Months Ended
	November 30, 2013	November 30, 2012	November 30, 2013	November 30, 2012
Revenue:
License	$139,733	$136,307	$405,471	$410,306
Service and maintenance	175,722	160,220	664,479	614,307

Total revenue	315,455	296,527	1,069,950	1,024,613

Cost of revenue:
License	12,548	11,554	47,324	41,363
Service and maintenance	69,316	64,035	260,121	241,452

Total cost of revenue	81,864	75,589	307,445	282,815

Gross profit	233,591	220,938	762,505	741,798

Operating expenses:
Research and development	43,331	39,255	170,922	154,535
Sales and marketing	98,907	85,557	348,302	317,001
General and administrative	15,404	17,960	65,950	70,868
Amortization of acquired intangible assets	4,827	4,813	18,852	19,654
Acquisition related and other	(16)	502	1,509	2,672
Restructuring adjustment	3,682	(201)	12,553	(648)

Total operating expenses	166,135	147,886	618,088	564,082

Income from operations	67,456	73,052	144,417	177,716
Interest income	266	267	938	1,109
Interest expense	(8,474)	(8,823)	(34,330)	(23,396)
Other income (expense), net	841	(357)	(417)	(115)

Income before provision for income taxes and noncontrolling interest	60,089	64,139	110,608	155,314
Provision for income taxes	15,500	15,300	26,400	33,200

Net income	44,589	48,839	84,208	122,114
Less: Net income attributable to noncontrolling interest	40	51	188	107

Net income attributable to TIBCO Software Inc.	$44,549	$48,788	$84,020	$122,007

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.28	$0.30	$0.52	$0.76

Diluted	$0.27	$0.29	$0.50	$0.72

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	160,814	160,115	160,963	160,330

Diluted	167,758	169,284	167,848	169,698

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Twelve Months Ended
	November 30, 2013	November 30, 2012
Cash flows from operating activities:
Net income	$84,208	$122,114
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	16,340	14,931
Amortization of acquired intangible assets	36,782	35,553
Amortization of debt discount and transaction costs	19,093	11,465
Stock-based compensation	53,635	61,146
Deferred income tax	(16,397)	(20,351)
Tax benefits related to stock benefit plans	14,343	24,561
Excess tax benefits from stock-based compensation	(18,539)	(30,311)
Other non-cash adjustments, net	1,442	1,486
Changes in assets and liabilities:
Accounts receivable	2,870	(37,171)
Prepaid expenses and other assets	(13,860)	(1,880)
Accounts payable	14,221	(3,036)
Accrued and tax liabilities including restructuring costs	20,307	(1,542)
Deferred revenue	(8,424)	60,395

Net cash provided by operating activities	206,021	237,360

Cash flows from investing activities:
Purchases of short-term investments	(70,786)	(41,409)
Maturities and sales of short-term investments	22,657	7,229
Acquisitions, net of cash acquired	(74,898)	(132,209)
Purchases of property and equipment	(19,269)	(23,723)
Restricted cash pledged as security	(1,165)	(1,169)
Other investing activities, net	(212)	326

Net cash used in investing activities	(143,673)	(190,955)

Cash flows from financing activities:
Proceeds from issuance of convertible debt, net	—	584,450
Proceeds from revolving credit facility, net	—	116,648
Principal payments on debt	(35,711)	(152,397)
Proceeds from issuance of common stock	30,702	33,417
Repurchases of the Company’s common stock	(130,741)	(220,265)
Withholding taxes related to restricted stock net share settlement	(13,279)	(18,212)
Excess tax benefits from stock-based compensation	18,539	30,311

Net cash provided by (used in) financing activities	(130,490)	373,952

Effect of foreign exchange rate changes on cash and cash equivalents	2,942	(1,196)

Net change in cash and cash equivalents	(65,200)	419,161
Cash and cash equivalents at beginning of period	727,309	308,148

Cash and cash equivalents at end of period	$662,109	$727,309

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, costs related to formal restructuring activities, acquisition-related and other expenses, non-cash interest expense related to convertible debt, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition-related and Other Expenses

TIBCO incurs acquisition-related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition-related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

Restructuring Activities

TIBCO incurs restructuring expenses, included in its GAAP presentation of operating expense, primarily due to workforce related charges such as payments for severance and benefits and estimated costs of exiting and terminating facility lease commitments related to a formal restructuring plan. TIBCO excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share, when it evaluates the continuing business performance of TIBCO. TIBCO believes that these items are not consistently recurring and do not necessarily reflect expected future operating expense, nor does TIBCO believe that they provide a meaningful evaluation of current versus past business results or the expense levels required to support TIBCO’s operating plan.

Non-Cash Interest Expense Related to Convertible Debt

TIBCO is required to recognize non-cash interest expense related to its 2.25% convertible senior notes issued in April 2012 as an imputed interest expense. Management excludes this incremental non-cash interest expense for purposes of calculating non-GAAP net income and non-GAAP net income per share. Under the relevant accounting guidance, TIBCO is required to separate the conversion option as an equity component from the debt and account for the debt in a manner that reflects TIBCO’s non-convertible debt borrowing rate. This results in the debt component of the convertible notes being treated as though it was issued at a discount, with the debt discount being accreted as additional non-cash interest expense over the term of the notes using the effective interest method. TIBCO believes that excluding this expense from its non-GAAP measures is useful to investors because this incremental interest expense does not represent a cash outflow for the company and is not meaningful in evaluating current versus past business results. Finally, TIBCO believes that non-GAAP measures of profitability that exclude non-cash interest accretion expense are widely used by analysts and investors.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended				Twelve Months Ended
	November 30, 2013		November 30, 2012		November 30, 2013		November 30, 2012
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$67,456	$44,549	$73,052	$48,788	$144,417	$84,020	$177,716	$122,007

Amortization of intangible assets - cost of revenue	4,990	4,990	4,021	4,021	17,930	17,930	15,899	15,899
Amortization of intangible assets - operating expense	4,827	4,827	4,813	4,813	18,852	18,852	19,654	19,654
Stock-based compensation - cost of revenue	3,800	3,800	1,431	1,431	9,186	9,186	5,142	5,142
Stock-based compensation - R&D expense	4,129	4,129	3,887	3,887	15,888	15,888	15,131	15,131
Stock-based compensation - S&M expense	4,697	4,697	5,844	5,844	17,479	17,479	21,211	21,211
Stock-based compensation - G&A expense	1,764	1,764	4,854	4,854	11,082	11,082	19,662	19,662
Acquisition related and other	(16)	(16)	502	502	1,509	1,509	2,672	2,672
Non-cash interest expense related to convertible debt	—	3,960	—	3,751	—	15,557	—	9,032
Restructuring adjustment	3,682	3,682	(201)	(201)	12,553	12,553	(648)	(648)
Income tax adjustment for non-GAAP	—	(5,550)	—	(7,030)	—	(26,226)	—	(35,037)

Non-GAAP	$95,329	$70,832	$98,203	$70,660	$248,896	$177,830	$276,439	$194,725

Diluted net income per share attributable to TIBCO Software Inc.:

GAAP		$0.27		$0.29		$0.50		$0.72

Non-GAAP		$0.42		$0.42		$1.06		$1.15

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		167,758		169,284		167,848		169,698